CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We  hereby  consent  to  the   incorporation  by  reference  in  the  Prospectus
constituting part of the following Registration Statements on Form S-3 or Form S-4;

Nos. 33-87890
     33-66126
     33-68302
     33-77380
     33-81378
     33-98764
     333-4053
     333-12685

and in the following Registration Statements on Form S-8:

Nos. 33-44648
     33-44649
     33-44650
     33-44651
     33-44653
     33-53912
     33-53914
     33-53916
     33-86684
     33-97190
     333-1432

of Integrated Health Services, Inc. of our report dated September 25, 1996 relating to the consolidated financial statements of Signature Home Care, Inc., which appears in the Current Report on Form 8-K/A of Integrated Health Services, Inc. dated September 25, 1996.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Dallas, Texas
November 13, 1996